Exhibit 99(b)(2)

EXECUTION COPY

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of August 17, 2016 (this “Amendment”), is entered into by and among CREDIT SUISSE PARK VIEW BDC, INC., a Maryland corporation (“Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION as Administrative Agent (in such capacity, “Agent”) and a Lender, STATE STREET BANK AND TRUST COMPANY, as a Lender, EVERBANK COMMERCIAL FINANCE, INC., as a Lender and FIFTH THIRD BANK, as a Lender (together with Capital One, National Association, State Street Bank and Trust Company, EverBank Commercial Finance, Inc. and City National Bank, each a “Lender” and collectively, the “Lenders”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Agent and the Lenders are party to that certain Senior Secured Revolving Credit Agreement, dated as of October 31, 2014 (as amended by Amendment No. 1 to the Credit Agreement, dated as of January 14, 2015, by the Omnibus Amendment to Loan Documents, dated as of February 6, 2015, by the Amendment No. 3 to the Credit Agreement, dated as of April 3, 2015 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Agent and the Required Lenders desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendment To Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof:

(a)      Section 2.10(d) of the Credit Agreement is hereby amended and restated as follows:

“(d)    Payment of Principal. No principal on any Loan shall be due until the Revolver Termination Date (other than as set forth in Section 2.08(b)), provided that in the event that the Borrower shall receive any Net Return of Capital at any time after the earlier of (x) the Revolver Termination Date and (y) the date upon which any Loan is funded to the Borrower for the purpose set forth in clause (i) of Section 5.09, the Borrower shall, no later than the third (3rd) Business Day following receipt of such Net Return of Capital, repay the Loans in an amount equal to 100% of such Net Return of Capital (and, if the Revolver Termination Date has occurred, the Commitments shall be permanently reduced by such amount); provided, further, that the Borrower may defer such repayment (and any required permanent Commitment reduction, if the Revolver Termination Date has occurred) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to 100% of such Net Return of Capital, no later than the third (3rd) Business Day following the receipt of such Net

Return of Capital, into a Custodian Account, to be held in such account pending application of such amount to the repayment of the Loans (and any required permanent Commitment reduction) on the last day of such Interest Period. Notwithstanding the foregoing, Net Return of Capital required to be applied to repay the Loans pursuant to the previous sentence shall exclude the amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(c) hereof. For the avoidance of doubt, principal on the Loan will also be payable pursuant to the provisions of Section 2.07(a).”

(b)      Section 5.09 of the Credit Agreement is hereby amended and restated as follows:

“SECTION 5.09.  Use of Proceeds. The Borrower shall use the proceeds of the Loans solely for the following purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries): (i) at any time prior to December 31, 2016, to repurchase Equity Interests of the Borrower from certain shareholders of the Borrower (other than Credit Suisse Alternative Capital, LLC) at a price not to exceed the net asset value of such Equity Interests at the time of any such repurchase (as determined by the Borrower), (ii) to purchase (x) Eligible Portfolio Investments approved by the Administrative Agent and (y) incremental investments in respect of existing Eligible Portfolio Investments or existing Portfolio Investments as of August 17, 2016, (iii) to fund required distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(c) hereof and (iv) as working capital to fund ordinary course operating expenses of the Borrower (e.g., excluding investments) consistent with Borrower’s current and prior application of Loan proceeds. No part of the proceeds of any Loan may be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.”

(c)      Section 6.05(e) of the Credit Agreement is hereby amended and restated as follows:

“(e)     the Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower (i) from officers, directors and employees of the Investment Advisor, the Borrower or any of its Subsidiaries or their respective authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of directors or managers (or equivalent governing body) of the Investment Advisor, the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $1,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $2,000,000 in any calendar year and (ii) in connection with any transaction described in clause (i) of Section 5.09.”

(d)        Section 6.08 of the Credit Agreement is hereby amended and restated as follows:

“SECTION 6.08.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05 and dispositions permitted by Sections 6.03(f) and (g), (v) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Sections 6.11(b), (vi) existing transactions with Affiliates as set forth in Schedule 6.08, (vii) transactions with one or more Affiliates permitted by an exemptive order, (viii) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification and advancement of expenses to directors and officers in the ordinary course of business, (ix) transactions required to complete the BDC Transition or (x) transactions contemplated in clause (i) of Section 5.09.”

(e)        Article VII of the Credit Agreement is hereby amended by deleting the word “or” appearing at the end of clause (u) thereof, deleting the period at the end of clause (v) and replacing with a semicolon and adding the word “or” directly following the semicolon, and adding a new clause (w) immediately following clause (v) to read as follows:

“(w)    if, at any time on or after December 31, 2016, an amount equal to 100% of the net proceeds received by each of Jens Ernberg and Thomas Hall (i.e., net of the repayment of (x) any applicable taxes, (y) any applicable fees, costs or expenses and (z) any applicable financing provided by the Investment Advisor or its Affiliates to such Person in respect of Equity Interests of the Borrower) from the purchase by the Borrower (with the proceeds of a Loan) of the Equity Interests of the Borrower held by such Persons is not reinvested by such Person or Persons (or any of their respective Affiliates) in the Equity Interests of the Borrower.”

(f)        Clause (d)(ii) of Article VII of the Credit Agreement is hereby amended and restated by inserting the phrase “Section 2.10(d)” directly following the phrase “Section 5.01(f)”.

SECTION 2.    Representations And Warranties.        The Borrower represents and warrants that:

(a)    This Amendment has been duly authorized, executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms. Each of this Amendment and the Credit Agreement (as amended by the Amendment) constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)        The representations and warranties set forth in Article 3 of the Credit Agreement as amended by this Amendment and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct is all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

(c)        The consummation of this Amendment and the transactions contemplated hereby does not and will not violate (i) any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder) or (ii) or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(d)        No Default has occurred or is continuing under the Credit Agreement.

SECTION 3.    Conditions Precedent To Effectiveness.    This Amendment shall be effective as of the date (the “Effective Date”) on which the Borrower has satisfied the following conditions precedent:

(a) Documents.  The Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Agent in form and substance:

(i)  Executed Counterparts:  from each party hereto, either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(ii) Other Documents.  The Agent shall have received such other documents, instruments, certificates, opinions and information as the Agent may reasonably request in form and substance satisfactory to the Agent.

SECTION 4.    Costs And Expenses.    The Borrower agrees to pay and reimburse the Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Agent.

SECTION 5.    GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent, the Collateral Agent or the Borrower or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to receive consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

SECTION 7. Consent and Affirmation.    Without limiting the generality of the foregoing, by its execution hereof, the Borrower hereby to the extent applicable as of the Effective Date (a) consents to this Amendment and the transactions contemplated hereby, (b) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (c) affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (d) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations.

SECTION 8. Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CREDIT SUISSE PARK VIEW BDC, INC.,
as Borrower
By:

Name:	Lou Anne McInnis

Title:	Chief Legal Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as Agent and as Lender

By:

Name:	Riley Quinn

Title:	Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

EVERBANK COMMERCIAL FINANCE, INC.,
as Lender

By

Name:
Title:

[Signature Page to Amendment No. 4 to Credit Agreement]

STATE STREET BANK AND TRUST COMPANY,
as Lender
By
Name: Janet B. Nolin
Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

FIFTH THIRD BANK,
as Lender
By
Name: Andrew D. Jones
Title: Director

[Signature Page to Amendment No. 4 to Credit Agreement]